UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2020

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Summer Street
Boston, MA 02110
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 781-848-7100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value per share	HAE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On July 21, 2020, the Board of Directors of Haemonetics Corporation (the “Company”) accepted Ronald G. Gelbman’s retirement as a director effective as of the commencement of the Company’s 2020 Annual Meeting of Shareholders. Mr. Gelbman’s retirement is pursuant to the Company’s retirement policy for directors and not the result of any disagreement with the Company, and the Company extends its deep appreciation to Mr. Gelbman for his many years of service.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2020 Annual Meeting of Shareholders was held on Tuesday, July 21, 2020. Of the 50,386,989 shares outstanding and entitled to vote at the meeting, 46,880,847 shares were represented at the meeting, constituting a quorum of 93.04%.

The results of the votes for each proposal considered at the meeting are set forth below:

1. The shareholders elected each of Christopher A. Simon, Robert E. Abernathy, Michael J. Coyle and Charles J. Dockendorff as directors for one-year terms expiring in 2021 based upon the following votes:

Nominees	For	Withhold	Broker Non-Votes
Christopher A. Simon	44,524,726	1,004,147	1,351,974
Robert E. Abernathy	44,285,335	1,243,538	1,351,974
Michael J. Coyle	44,580,551	948,322	1,351,974
Charles J. Dockendorff	43,042,551	2,486,322	1,351,974

2. The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers based upon the following votes:

For	Against	Abstain	Broker Non-Votes
42,994,963	1,908,962	624,948	1,351,974

3. The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 3, 2021 based upon the following votes:

For	Against	Abstain
45,819,138	447,013	614,696

Item 7.01 Regulation FD Disclosure.

On July 23, 2020, the Company, through its wholly-owned subsidiary, Global Med Technologies, Inc. (“Global Med”), entered into a share purchase agreement (the “Agreement”) with Hema Participations, an affiliate of Abénex Capital (together, “Abénex”), pursuant to which Abénex will acquire from Global Med all of the issued and outstanding shares of Inlog Holdings France SAS (the “Share Purchase”). Inlog Holdings France SAS, through its subsidiary In Log SAS, develops and sells the Company’s EdgeSuite™ software solutions, including EdgeBlood™, EdgeCell®, EdgeTrack™ and EdgeLab™, as well as the SapaNet™ software solution. The transaction is expected to close in the third quarter of calendar 2020, subject to Abénex’s receipt of financing and other customary closing conditions.

A copy of the Company’s press release announcing the Share Purchase is attached to this Current Report on Form 8-K as Exhibit 99.1.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements about the Share Purchase, including, but not limited to, statements related to the anticipated closing of the Share Purchase and other statements that are not historical facts. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risks that the Share Purchase may not close in a timely manner or at all due to, among other reasons, the failure of the parties to satisfy conditions to completion of the transaction, that the Company may not realize the anticipated benefits of the Share Purchase or that the Share Purchase may have an unanticipated impact. Investors should consult the Company's filings with the Securities and Exchange Commission (including the Company’s reports on Forms 10-K, 10-Q and 8-K) for information about additional risks and uncertainties that could cause the Company’s actual results to differ materially from these forward-looking statements. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by Haemonetics Corporation on July 24, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

July 24, 2020	By:	/s/ Christopher A. Simon
	Name:	Christopher A. Simon
	Title:	President and Chief Executive Officer